                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-1 of SFX Entertainment, Inc. of our report dated December 12, 1996, relating to the financial statements of Pavilion Partners, which appears in the Prospectus constituting part of Amendment No. 3 to the Registration Statement on Form S-1 (No. 333-71175).

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Houston, Texas
February 8, 1999

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in this registration statement on Form S-1 of SFX Entertainment, Inc. of our report dated June 25, 1997, on our audits of the consolidated financial statements of ProServ, Inc. and Subsidiaries.

                                       /s/ PricewaterhouseCoopers LLP

                                       PricewaterhouseCoopers LLP

McLean, Virginia
February 10, 1999